Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Jones Soda Co. of our report dated March 29, 2018, on our audits of the consolidated financial statements of Jones Soda Co. and subsidiaries as of December 31, 2017 and 2016, and for the years then ended. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

May 18, 2018